                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

Current report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               __________________

                         Commission File Number 1-13102

      Date of Report (date of earliest event reported): FEBRUARY 12, 1997


                      FIRST INDUSTRIAL REALTY TRUST, INC.
             (Exact name of Registrant as specified in its Charter)



        MARYLAND                                36-3935116
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification No.)




            150 N. WACKER DRIVE, SUITE 150, CHICAGO, ILLINOIS 60606
                    (Address of principal executive offices)


                                 (312) 704-9000
              (Registrant's telephone number, including area code)

                ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        On January 31, 1997, First Industrial Realty Trust, Inc. and its subsidiaries (the "Company"), through First Industrial, L.P., of which the Company is the sole general partner, acquired 10 bulk warehouse and 29 light industrial properties (the "Properties") in Long Island, New York and northern New Jersey totaling 2.7 million square feet of gross leasable area (the "Lazarus Burman Acquisition"). The Properties were purchased for approximately $138.8 million which was funded with $86.4 million in cash, assumption of $4.5 million in debt and the issuance of 1,595,282 limited partnership units in First Industrial, L.P. ("Units") valued at $47.9 million. The properties were acquired from Lazarus Burman Associates, Jan Burman Management Co., Jerry Lazarus Management Co., Connie Lazarus Management Co., Red Ground Co., Junie Investors Co., 109 Industrial Co., LLC, L.B. Management Co., JDHL Co., Susieco Co., Laz-Bur Company, SJB Realty Company, C4-6-7 Company, C3-5 Company, 290 Industrial Co., LLC, 185 Price Parkway, LLC and 116 Le High Industrial Co., LLC. (together the "Lazarus Burman Group"). Prior to the acquisition, the Lazarus Burman Group was not affiliated with the Company, any affiliate of the Company or any director of officer of the Company. Following the acquisition, Jan Burman was appointed Senior Regional Director. The Properties will continue to be used for bulk warehouse and light industrial use under the existing lease terms.

        In connection with the Lazarus Burman Acquisition, the Company, through First Industrial, L.P. assumed existing indebtedness under two mortgage loans with Patomi Realty Co. and Smithkline Beecham Clinical Laboratories, Inc. totaling $3.8 million and $.7 million, respectively, issued Units with an aggregate value of $47.9 million and borrowed $86.4 million under the Company's $200 million unsecured revolving credit facility with a group of banks for which the First National Bank of Chicago is the agent (the "1996 Acquisition Facility"). The $3.8 million mortgage loan bears interest at 10%. The $.7 million mortgage loan is interest free until February 1998 at which time the mortgage loan bears interest at 8%. The $86.4 million borrowed under the Company's 1996 Acquisition Facility currently bears interest at LIBOR plus 1.10%.


                             ITEM 5.  OTHER EVENTS

        Since the filing of the Company's Form 8-K/A No. 1 dated March 20, 1996, the Company acquired 65 industrial properties and four land parcels for future development from unrelated parties during the period April 11, 1996 through January 9, 1997, the closing date of the last property acquired. The combined purchase price for these properties and land parcels totaled approximately $146.2 million, excluding development costs incurred subsequent to the acquisition of the land parcels and closings costs incurred in conjunction with the acquisition of the properties and the land parcels. The 65 properties and four land parcels acquired are described below and were funded with working capital, proceeds from a public offering of 5,750,000 shares of Common stock, the issuance Units, and borrowings under the Company's $150 million secured revolving credit facility (the "1994 Acquisition Facility") or the 1996 Acquisition Facility which replaced the 1994 Acquisition Facility on December 16, 1996. The Company has continued the pre-acquisition uses of the properties. With respect to the properties currently under development, the Company intends to operate the facilities as industrial rental property.

     - On June 19, 1996, the Company purchased a 327,997 square foot bulk warehouse property located in Indianapolis, Indiana for approximately $5.6 million. The property was purchased from the Cummins Engine Company, Inc.

     - On June 25, 1996, the Company purchased a 78,000 square foot light industrial property located in Milwaukee, Wisconsin. The purchase price for the property was approximately $2.5 million. The property was purchased from Stowell Industries, Inc.

     - On June 26, 1996, the Company purchased a 78,029 square foot light industrial property located in Chaska, Minnesota. The purchase price for the property was approximately $2.7 million. The property was purchased from Aeration Industries International, Inc. This property was owner occupied prior to purchase.


     - On June 28, 1996, the Company purchased four light industrial properties totaling 180,000 square feet located in Dayton, Ohio. The purchase price for the properties was approximately $5.0 million which was funded with $3.0 million in cash and 84,500 Units valued at approximately $2.0 million in the aggregate. The properties were purchased from Trotwood Industrial Park.

     - On July 9, 1996, the Company purchased a 125,950 square foot bulk warehouse property located in Bloomington, Minnesota for approximately $3.5 million. The property was purchased from Bethany Corporation, Ltd.

     - On July 10, 1996, the Company purchased for approximately $2.7 million, approximately 10.7 acres of land in Detroit, Michigan where a 140,365 square foot bulk warehouse facility is currently under construction. The land was purchased from Hygrade Food Products Company.

     - On July 24, 1996, the Company purchased a 70,560 square foot light industrial property located in Indianapolis, Indiana. The purchase price for the property was approximately $1.4 million. The property was purchased from Pin Oak Properties, L.P.

     - On August 16, 1996, the Company purchased a 42,300 square foot light industrial property located in Plymouth Township, Michigan. The purchase price for the property was approximately $1.7 million. The property was purchased from Chris A. Kindred and Patti R. Kindred. This property was owner occupied prior to purchase.

     - On September 12, 1996, the Company purchased a 84,000 square foot light industrial property located in Dayton, Ohio. The purchase price for the property was approximately $1.8 million which was funded with $1.1 million in cash and 29,056 Units valued at approximately $.7 million. The property was purchased from Trotwood Industrial Park.

     -    On September 30, 1996, the Company purchased for approximately
          $7.8 million approximately 11.3 acres of land in Minneapolis, Minnesota which included a partially completed 172,800 square foot
          bulk warehouse.   The Company is continuing the construction of this
          bulk warehouse. The land and partially completed bulk warehouse was purchased from Ryan Construction Company of Minnesota, Inc.

     - On September 30, 1996, the Company purchased a 97,770 square foot light industrial property located in Plymouth, Minnesota. The purchase price of the property was approximately $3.0 million. The property was purchased from Greenland Investment Company.

     - On September 30, 1996, the Company purchased a 83,189 square foot light industrial property located in Eden Prairie, Minnesota. The purchase price of the property was approximately $3.5 million. The property was purchased from CB Institutional Fund VIII.

     - On September 30, 1996, the Company purchased two bulk warehouse properties totaling 1,110,300 square feet in Columbus, Ohio for approximately $21.8 million which was funded with $11.3 million in cash, incurrence of $9.9 million in Promissory Notes bearing interest at 8%, and 24,789 Units valued at $.6 million in the aggregate. The properties were purchased from Lockborne Industrial Associates and Groveport Road Associates.

     - On October 4, 1996, the Company purchased a 187,777 square foot light industrial property located in Eden Prairie, Minnesota. The purchase price for the property was approximately $7.5 million. The property was purchased from Grandchildren's Realty Alternative Management Program I Limited Partnership. This property was owner occupied prior to purchase.

     - On October 8, 1996, the Company purchased a 102,500 square foot light industrial property located in Cleveland, Ohio. The purchase price for the property was approximately $3.7 million. The property was purchased from Koenig Properties. This property was owner occupied prior to purchase.

     - On October 28, 1996, the Company purchased three bulk warehouse properties totaling 538,811 square feet located in Portland, Tennessee for approximately $12.8 million. The properties were purchased from Wanda and Larry Collins.

     - On October 28, 1996, the Company purchased a 51,960 square foot light industrial property located in Wauwatosa, Wisconsin. The purchase price for the property was approximately $2.0 million. The property was purchased from Harvey Property Associates.

     - On October 30, 1996, the Company purchased five light industrial properties totaling 295,400 square feet located in Indianapolis, Indiana. The aggregate purchase price for the properties was approximately $7.9 million. The properties were purchased from Kern County Employees' Retirement Association.

     -    On October 31, 1996, the Company purchased for approximately
          $.1 million approximately 1 acre of land in Indianapolis, Indiana where a 10,000 square foot bulk warehouse is currently under construction. The land was purchased from Shadeland Associates Limited Partnership.

     - On November 14, 1996, the Company purchased 23 bulk warehouse properties totaling 654,095 square feet located in Romulus, Michigan for approximately $19.7 million which was funded with $11.2 in cash and 325,068 Units valued at $8.5 million in the aggregate. The properties were purchased from the Highland Industrial Development Company.

     - On December 2, 1996, the Company purchased two light industrial properties totaling 150,536 square feet in Atlanta, Georgia. The aggregate purchase price for these properties was approximately $3.5 million. The properties were purchased from the John Hancock Realty Income Fund - II Limited Partnership.

     -    On December 13, 1996, the Company purchased for approximately
          $.5 million approximately 7.8 acres of land in suburban Cincinnati, Ohio where a 112,500 square foot light industrial warehouse is currently under construction. The land was purchased from A.L. Neyer, Inc.

     - On December 18, 1996, the Company purchased two light industrial properties totaling 125,000 square feet in St. Louis, Missouri. The aggregate purchase price for these properties was approximately $2.7 million. The properties were purchased from the McDonnell Douglas Corporation. These properties were owner occupied prior to purchase.

     - On December 24, 1996, the Company purchased five light industrial properties totaling 111,375 square feet in Cincinnati, Ohio. The aggregate purchase price for these properties was approximately $3.1 million. The properties were purchased from the Equitable Life Assurance Society of the United States.

     - On December 24, 1996, the Company purchased two light industrial properties totaling 72,239 square feet in Eden Prairie, Minnesota. The aggregate purchase price for these properties was approximately $2.6 million. The properties were purchased from the Equitable Life Assurance Society of the United States.

     - On December 31, 1996, the Company purchased a 48,000 square foot bulk warehouse property located in Atlanta, Georgia for approximately $1.0 million. The property was purchased from Gary Leeman. This property was owner occupied prior to purchase.

     - On December 31, 1996, the Company purchased two bulk warehouse properties totaling 409,119 square feet located in Atlanta, Georgia for approximately $6.6 million. The properties were purchased from the Equitable Life Assurance Society of the United States.

     - On December 31, 1996, the Company purchased an 80,000 square foot light industrial property located in Minneapolis, Minnesota. The purchase price for the property was approximately $2.4 million. The property was purchased from the Valley Industrial Center 3 Limited Partnership.

     - On January 9, 1997, the Company purchased a 482,400 square foot bulk warehouse property located in Indianapolis, Indiana for approximately $7.1 million. The property was purchased from 4430 Airport Associated, Limited Partnership.

                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements:

     Combined Historical Statements of Revenues and Certain Expenses for the 1996 and 1997 Acquisition Properties - Unaudited.

     Combined Historical Statements of Revenues and Certain Expenses for the Acquisition Properties and Notes thereto with Independent Accountants' Report thereon dated February 11, 1997.

     At this time it is impracticable to file the required financial statements for the Lazarus Burman Acquisition described in Item 2 of this Form 8-K. The required financial statements will be filed in an amendment to this report on Form 8-K as soon as possible, but not later than sixty (60) days from the date on which this Form 8-K is filed.


     (b) Pro Forma Financial Information:

     Pro Forma Statement of Operations for the Nine Months Ended September 30, 1996

     Pro Forma Statement of Operations for the Twelve Months Ended December 31, 1995

     At this time it is impracticable to file the required pro forma financial information related to the Lazarus Burman Acquisition described in Item 2 of this Form 8-K. The required financial statements and pro forma financial information will be filed in an amendment to this report on Form 8-K as soon as possible, but not later than sixty (60) days from the date on which this report on Form 8-K is required to be filed.



     (c).  Exhibits.


              Exhibit Number  Description
              --------------  ------------------------------------
              23              Consent of Coopers & Lybrand L.L.P.,
                              Independent Accountants

                         INDEX TO FINANCIAL STATEMENTS


                                                                     PAGE

1996 AND 1997 ACQUISITION PROPERTIES

   Combined Historical Statements of Revenues and
   Certain Expenses for the 1996 and 1997 Acquisition
   Properties for the nine months ended September 30,
   1996 and the twelve months ended December 31, 1995
   --Unaudited......................................................   6


ACQUISITION PROPERTIES

   Report of Independent Accountants................................   7

   Combined Historical Statements of Revenues and
   Certain Expenses for the Nine Months Ended September
   30, 1996 and for the Twelve Months Ended December 31,
   1995.............................................................   8



   Notes to Combined Historical Statements of Revenues and
   Certain Expenses.................................................   9-10


PRO FORMA FINANCIAL INFORMATION

   Pro Forma Statement of Operations for the Nine Months Ended
   September  30, 1996..............................................   11-12

   Notes to Pro Forma Financial Statements..........................   13-14

   Pro Forma Statement of Operations for the Twelve Months Ended
   December 31, 1995................................................   15-16

   Notes to Pro Forma Financial Statements..........................   17-18

                      1996 AND 1997 ACQUISITION PROPERTIES
        COMBINED HISTORICAL STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)


     The Combined Historical Statements of Revenues and Certain Expenses as shown below, present the summarized results of operations of the 43 properties acquired during the period April 11, 1996 through December 31, 1996 ( the "1996 Acquisition Properties") and the one property acquired during the period January 1, 1997 through January 9, 1997 (the "1997 Acquisition Property"). These statements are exclusive of 14 properties acquired by the Company (the "Acquisition Properties"), which have been audited and are included elsewhere in this Form 8-K and properties occupied by the previous owner during the period April 11, 1996 through January 9, 1997. The 1996 Acquisition Properties and the 1997 Acquisition Property were acquired for an aggregate purchase price of approximately $79.8 million. A description of each property is included in
Item 5.






                                                 FOR THE NINE               FOR THE NINE                  FOR THE TWELVE
                                                 MONTHS ENDED               MONTHS ENDED                   MONTHS ENDED
                                              SEPTEMBER 30, 1996          SEPTEMBER 30, 1996            DECEMBER 31, 1995
                                            ----------------------      -----------------------      -------------------------
                                               1997 ACQUISITION            1996 ACQUISITION             1996 ACQUISITION
                                                    PROPERTY                   PROPERTIES                  PROPERTIES
                                                  (UNAUDITED)                 (UNAUDITED)                  (UNAUDITED)
                                            ----------------------      -----------------------      -------------------------
Revenues:
Rental Income...........................                      $711                        $7,082                        $8,600
Tenant Recoveries and Other Income......                       158                           958                         1,199
                                             ---------------------       -----------------------     -------------------------
    Total Revenues......................                       869                         8,040                         9,799
                                             ---------------------       -----------------------     -------------------------
Expenses:
Real Estate Taxes.......................                       125                         1,255                         1,587
Repairs and Maintenance.................                        47                           473                           368
Property Management.....................                        23                           323                           403
Utilities...............................                       101                            33                            31
Insurance...............................                         7                            63                            87
Other...................................                       ---                             2                             8
                                            ----------------------      ------------------------     -------------------------
    Total Expenses......................                       296                         2,149                         2,484
                                            ----------------------      ------------------------     -------------------------
Revenues in Excess of Certain Expenses..                      $573                        $5,891                        $7,315
                                            ======================      ========================     =========================


                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of
     First Industrial Realty Trust, Inc.


     We have audited the accompanying combined historical statement of revenues and certain expenses of the Acquisition Properties as described in Note 1 for the year ended December 31, 1995. This financial statement is the responsibility of the Acquisition Properties' management. Our responsibility is to express an opinion on this financial statement based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying combined historical statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of First Industrial Realty Trust, Inc. and is not intended to be a complete presentation of the Acquisition Properties' revenues and expenses.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Acquisition Properties for the year ended December 31, 1995 in conformity with generally accepted accounting principles.





                                             COOPERS & LYBRAND L.L.P.



Chicago, Illinois
February 11, 1997

                             ACQUISITION PROPERTIES
        COMBINED HISTORICAL STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)






                                                                                       FOR THE NINE           FOR THE TWELVE
                                                                                       MONTHS ENDED            MONTHS ENDED
                                                                                    SEPTEMBER 30, 1996       DECEMBER 31, 1995
                                                                                   --------------------    --------------------
                                                                                        ACQUISITION
                                                                                         PROPERTIES            ACQUISITION
                                                                                         (UNAUDITED)            PROPERTIES
                                                                                   --------------------    --------------------
Revenues:
 Rental Income...................................................                          $3,047                   $4,128
 Tenant Recoveries and Other Income..............................                             452                      456
                                                                                   --------------------    --------------------
   Total Revenues................................................                           3,499                    4,584
                                                                                   --------------------    --------------------
Expenses:
 Real Estate Taxes...............................................                             538                      706
 Repairs and Maintenance.........................................                             116                      131
 Property Management.............................................                             111                      149
 Utilities.......................................................                              63                       43
 Insurance.......................................................                              46                       63
 Other...........................................................                              --                       57
                                                                                   --------------------    --------------------
   Total Expenses................................................                             874                    1,149
                                                                                   --------------------    --------------------

Revenues in Excess of Certain Expenses...........................                          $2,625                   $3,435
                                                                                    ===================     ====================



The accompanying notes are an integral part of the financial statements.

                            ACQUISITION PROPERTIES
    NOTES TO COMBINED HISTORICAL STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)


1. BASIS OF PRESENTATION.

     The Combined Historical Statements of Revenues and Certain Expenses (the "Statements") combine the results of operations of 14 properties acquired by First Industrial Realty Trust, Inc. and its subsidiaries (the "Company") during the period April 11, 1996 through January 9, 1997, the closing date of the last property acquired (the "Acquisition Properties"). The Acquisition Properties were acquired for an aggregate purchase price of approximately $36.0 million.



                                          SQUARE
                              # OF         FEET                   DATE        DATE RENTAL
METROPOLITAN AREA          PROPERTIES   (UNAUDITED)             ACQUIRED   HISTORY COMMENCED
-----------------          ------------------------             ---------  -----------------
Dayton, OH                    4             180,000         June 28, 1996     January 1, 1995
Bloomington, MN               1             125,950          July 9, 1996     January 1, 1995
Columbus, OH                  2           1,110,300     September 30,1996     January 1, 1995
Cincinnati, OH                5             111,375     December 24, 1996     January 1, 1995
Eden Prairie, MN              2              72,239     December 24, 1996     January 1, 1995
                           ------------------------
TOTAL                        14           1,599,864
                           ========================

     The unaudited Combined Historical Statement of Revenues and Certain Expenses for the nine month period ended September 30, 1996 reflects, in the opinion of management, all adjustments necessary for a fair presentation of the interim statement. All such adjustments are of a normal and recurring nature.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

     The Statements exclude certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the Acquisition Properties that may not be comparable to the expenses expected to be incurred in their proposed future operations. Management is not aware of any material factors relating to these properties which would cause the reported financial information not to be necessarily indicative of future operating results.

     In order to conform with generally accepted accounting principles, management, in preparation of the Combined Historical Statements of Revenues and Certain Expenses, is required to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from these estimates.


Revenue and Expense Recognition

     The Statements have been prepared on the accrual basis of accounting.

     Rental income is recorded when due from tenants. The effects of scheduled rent increases and rental concessions, if any, are recognized on a straight-line basis over the term of the tenant's lease.

                             ACQUISITION PROPERTIES
    NOTES TO COMBINED HISTORICAL STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)


3. FUTURE RENTAL REVENUES

     The Acquisition Properties are leased to tenants under net and semi-net operating leases. Minimum lease payments receivable, excluding tenant reimbursement of expenses, under noncancelable operating leases in effect as of December 31, 1995 are approximately as follows:




                      Acquisition
                       Properties
                      -----------
1996                      $4,105
1997                       4,284
1998                       5,551
1999                       2,492
2000                       1,466
Thereafter                   514
                      ----------
Total                    $18,412
                      ==========

                                      10

                      FIRST INDUSTRIAL REALTY TRUST, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                                                          Other
                                       First                     Pro Forma                             Acquisition
                                    Industrial       First      Adjustments               Other       Properties and
                                  Realty Trust,    Highland       First                Acquisition     Other Pro
                                      Inc.       Properties     Highland                Properties       Forma          Subtotal
                                  (Historical)   (Historical)   Properties             (Historical)    Adjustments       Carry
                                   Note 2 (a)     Note 2 (b)    Note 2 (c)   Subtotal   Note 2 (d)      Note 2 (e)      Forward
                                  -------------  ------------   -----------  --------  -------------  -------------     --------
REVENUES:
 Rental Income..................   $ 78,054        $1,915        $   ---     $ 79,969   $   1,029         $     ---     $ 80,998
 Tenant Recoveries and
  Other Income..................     23,545           182            ---       23,727         218               ---       23,945
                                  ---------        ------        -------     --------   ---------         ---------     --------
    Total Revenues..............    101,599         2,097            ---      103,696       1,247               ---      104,943
                                  ---------        ------        -------     --------   ---------         ---------     --------
EXPENSES:
 Real Estate Taxes..............     17,061           213            ---       17,274         237               ---       17,511
 Repairs and Maintenance........      4,231           134            ---        4,365          45               ---        4,410
 Property Management............      3,657            86            ---        3,743          40               ---        3,783
 Utilities......................      2,758           189            ---        2,947          21               ---        2,968
 Insurance......................        824            28            ---          852          14               ---          866
 Other..........................        736           ---            ---          736         ---               ---          736
 General and Administrative.....      2,899           ---            ---        2,899         ---               ---        2,899
 Interest Expense...............     21,600           ---            785       22,385         ---              (114)      22,271
 Amortization of Interest Rate
  Protection Agreements and
  Deferred Financing Costs......      2,412           ---            ---        2,412         ---               ---        2,412
 Depreciation and Other
  Amortization..................     20,458           ---            250       20,708         ---               140       20,848
                                  ---------        ------        -------     --------   ---------         ---------     --------
    Total Expenses..............     76,636           650          1,035       78,321         357                26       78,704
Income Before Gain on Sales of    ---------        ------        -------     --------   ---------         ---------     --------
  Properties, Minority Interest
  and Extraordinary Loss........     24,963         1,447         (1,035)      25,375         890               (26)      26,239
Gain on Sales of Properties.....      4,320           ---            ---        4,320         ---               ---        4,320
                                  ---------        ------        -------     --------   ---------         ---------     --------
Income Before Minority Interest
  and Extraordinary Loss........     29,283         1,447         (1,035)      29,695         890               (26)      30,559
Income Allocated to Minority
 Interest.......................     (2,164)         (112)            80       (2,196)        (69)                2       (2,263)
                                  ---------        ------        -------     --------   ---------         ---------     --------
Income Before Extraordinary
Loss............................     27,119         1,335           (955)      27,499         821               (24)      28,296
                                  ---------        ------        -------     --------   ---------         ---------     --------
Extraordinary Loss..............       (821)          ---            ---         (821)        ---               ---         (821)
                                    -------        ------        -------     --------   ---------         ---------     --------
Net Income......................     26,298        $1,335        $  (955)    $ 26,678   $     821          $    (24)    $ 27,475
                                    -------        ======        =======     ========   =========         =========     ========
Preferred Stock Dividends            (2,939)
Net Income Available to             -------
Common Shareholders.............   $ 23,359
                                    =======
Net Income Per Weighted
 Average Common Share
 Outstanding (23,529,280
 as of September 30, 1996)......   $   0.99
                                    =======
Pro Forma Net Income
 Per  Weighted Average
 Common Share Outstanding
 (29,883,659 as of
 September 30, 1996, pro forma)


The accompanying notes are an integral part of the pro forma financial statement.

                     FIRST INDUSTRIAL REALTY TRUST, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)







                                                                  1996           1997
                                                Acquisition    Acquisition    Acquisition     Other Pro     First Industrial
                                    Subtotal     Properties    Properties     Property          Forma         Realty Trust,
                                     Carry      (Historical)   (Historical)   (Historical)    Adjustments         Inc.
                                    Forward     Note 2(f)      Note 2 (g)     Note 2 (h)        Note 2 (i)     Pro Forma
                                    -------     -------------  ------------   ------------   -------------- ----------------
REVENUES:                                                                     $   711        $    ---            $ 91,062
 Rental Income...................    $80,998      $2,733         $6,620
 Tenant Recoveries and                                                            158             ---              25,380
  Other Income...................     23,945         408            869       -------        --------            --------
                                     -------      ------         ------           869             ---             116,442
   Total Revenues................    104,943       3,141          7,489       -------        --------            --------
                                     -------      ------         ------
EXPENSES:                                                                         125             ---              19,271
 Real Estate Taxes...............     17,511         481          1,154            47             ---               5,040
 Repairs and Maintenance.........      4,410         112            471            23             ---               4,218
 Property Management.............      3,783         102            310           101             ---               3,170
 Utilities.......................      2,968          63             38           ---             ---                 954
 Insurance.......................        866          42             46           ---             ---                 738
 Other...........................        736         ---              2           ---             ---               2,899
 General and Administrative......      2,899         ---            ---           ---             547              22,818
 Interest Expense................     22,271         ---            ---
 Amortization of Interest Rate
  Protection Agreements and                                                       ---             ---               2,412
  Deferred Financing Costs.......      2,412         ---            ---
 Depreciation and Other                                                           ---           1,684              22,532
  Amortization...................     20,848         ---            ---       -------        --------            --------
                                    --------      ------         ------           296           2,231              84,052
   Total Expenses................     78,704         800          2,021       -------        --------            --------
Income Before Gain on Sales of      --------      ------         ------
  Properties, Minority Interest
  and Extraordinary Loss.........     26,239       2,341          5,468           573          (2,231)             32,390
Gain on Sales of Properties......      4,320         ---            ---           ---             ---               4,320
                                    --------      ------         ------       -------        --------            --------
Income Before Minority Interest
  and Extraordinary Loss.........     30,559       2,341          5,468           573          (2,231)             36,710
Income Allocated to Minority
 Interest........................     (2,263)       (181)          (422)         (44)              76              (2,834)
                                     -------       -----         ------       ------         --------            --------
Income Before Extraordinary
 Loss............................     28,296       2,160          5,046           529          (2,155)             33,876
                                    --------      ------         ------       -------        --------            --------
Extraordinary Loss...............       (821)        ---            ---           ---             ---                (821)
                                     -------      ------         ------       -------        --------            --------
Net Income.......................    $27,475      $2,160         $5,046       $   529        $ (2,155)           $ 33,055
                                    ========      ======         ======       =======        ========            --------
Preferred Stock Dividends
Net Income Available to
 Common Shareholders.............                                                                                  (2,939)
Net Income Per Weighted                                                                                          --------
 Average Common Share
 Outstanding (23,529,280
 as of September 30, 1996).......                                                                                $ 30,116
Pro Forma Net Income                                                                                             ========
 Per  Weighted Average
 Common Share Outstanding
 (29,883,659 as of
 September 30, 1996, pro forma)..                                                                                $   1.01
                                                                                                                 ========



The accompanying notes are an integral part of the pro forma financial statement.

                     FIRST INDUSTRIAL REALTY TRUST, INC.
                   NOTES TO PRO FORMA FINANCIAL STATEMENTS

1.           BASIS OF PRESENTATION.

     First Industrial Realty Trust, Inc. and its subsidiaries (the "Company") was organized in the state of Maryland on August 10, 1993. The Company is a real estate investment trust ("REIT") as defined in the Internal Revenue Code.

     The accompanying unaudited pro forma statement of operations for the Company reflects the historical operations of the Company for the period January 1, 1996 through September 30, 1996 and the acquisition of 28 properties (the "First Highland Properties") and 18 properties (the "Other Acquisition Properties") acquired by the Company between January 1, 1996 and April 10, 1996 which were reported on Form 8-K/A No. 1 dated March 20, 1996. The unaudited pro forma statements of operations also include certain property acquisitions by the Company between April 11, 1996 and January 9, 1997 which are reported on this Form 8-K. The accompanying unaudited pro forma financial statements have been prepared based upon certain pro forma adjustments to the historical September 30, 1996 financial statements of the Company. The pro forma statements of operations for the nine months ended September 30, 1996 have been prepared as if the properties acquired subsequent to December 31, 1995 had been acquired on either January 1, 1996 or the lease commencement date if the property was developed and as if the 5,175,000 shares of $.01 par value common stock issued on February 2, 1996 (the "February 1996 Equity Offering") and the 5,750,000 shares of $.01 par value common stock issued on October 25, 1996 (the "October 1996 Equity Offering") had been completed on January 1, 1996.

     The unaudited pro forma financial statements are not necessarily indicative of what the Company's results of operations would have been for the nine months ended September 30, 1996 had the properties been acquired as described above, nor do they purport to present the future results of operations of the Company.

2.           PRO FORMA ASSUMPTIONS AND ADJUSTMENTS - SEPTEMBER 30, 1996

 (a) The historical operations reflect the operations of the Company for the period January 1, 1996 through September 30, 1996 as reported on the Company's Form 10-Q dated November 8, 1996.

 (b) The historical operations reflect the operations of the First Highland Properties for the period January 1, 1996 through the acquisition date of this property on March 20, 1996.

 (c) In connection with the First Highland Properties acquisition, the Company assumed two mortgage loans totaling $9.4 million (the "Assumed Indebtedness") and also entered into a new mortgage loan in the amount of $36.8 million (the "New Indebtedness"). The interest expense adjustment reflects interest on the Assumed Indebtedness and the New Indebtedness as if such indebtedness was outstanding beginning January 1, 1996.

     The depreciation and amortization adjustment reflects the charge for the First Highland Properties acquired on March 20, 1996 for the period January 1, 1996 to the acquisition date.

     Income allocated to minority interest reflects income attributable to Units in First Industrial, L.P. (the "Operating Partnership") owned by Unitholders other than the Company. The minority interest adjustment reflects a 7.7% minority interest for the nine months ended September 30, 1996. This adjustment reflects the income to Unitholders for units issued in connection with certain property acquisitions as if such units had been issued on January 1, 1996 and to reflect the completion of the February 1996 Equity Offering and the October 1996 Equity Offering as of January 1, 1996.

 (d) The historical operations reflect the operations of the Other Acquisition Properties for the period January 1, 1996 through their respective acquisition dates.

                      FIRST INDUSTRIAL REALTY TRUST, INC.
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

 (e) The interest expense adjustment reflects an increase in the acquisition facility borrowings (at the 30-day London Interbank Offered Rate ("LIBOR") plus 2%) for the assumed earlier purchase of the Other Acquisition Properties offset by the related interest savings related to the assumed repayment of $59.4 million of acquisition facility borrowings on January 1, 1996 from the proceeds of the February 1996 Equity Offering.

     The depreciation and amortization adjustment reflects the charge for the Other Acquisition Properties for the period January 1, 1996 to their respective acquisition dates.

     Income allocated to minority interest reflects income attributable to Units in the Operating Partnership owned by Unitholders other than the Company. The minority interest adjustment reflects a 7.7% minority interest through the nine months ended September 30, 1996. This adjustment reflects the income to Unitholders for units issued in connection with certain property acquisitions as if such Units had been issued on January 1, 1996 and to reflect the completion of the February 1996 Equity Offering and the October 1996 Equity Offering as of January 1, 1996.

 (f) The historical operations reflect the operations of 14 properties acquired between April 11, 1996 and December 31, 1996 (the "Acquisition Properties"), for the period January 1, 1996 through the earlier of their respective acquisition date or September 30, 1996.

 (g) The historical operations reflect the operations of 43 properties acquired between April 11, 1996 and December 31, 1996 (the "1996 Acquisition Properties"), for the period January 1, 1996 through the earlier of their respective acquisition date or September 30, 1996.

 (h) The historical operations reflect the operations of the property acquired January 9, 1997 (the "1997 Acquisition Property"), for the period January 1, 1996 through September 30, 1996.

 (i) The interest expense adjustment reflects an increase in the acquisition facility borrowings (at LIBOR plus 2% for borrowings under the Company's $150 million secured revolving credit facility (the "1994 Acquisition Facility") or LIBOR plus 1.1% for borrowings under the Company's $200 million unsecured revolving credit facility (the "1996 Acquisition Facility") for the assumed earlier purchase of the Acquisition Properties, the 1996 Acquisition Properties, and the 1997 Acquisition Property.

     The depreciation and amortization adjustment reflects the charges for the Acquisition Properties, the 1996 Acquisition Properties, and the 1997 Acquisition Property from January 1, 1996 through the earlier of their respective acquisition date or September 30, 1996.

     Income allocated to minority interest reflects income attributable to Units in the Operating Partnership owned by Unitholders other than the Company. The minority interest adjustment reflects a 7.7% minority
     interest for the nine months ended September 30, 1996.   This adjustment
     reflects the income to Unitholders for units issued in connection with certain property acquisitions as if such Units had been issued on January 1, 1996 and to reflect the earlier completion of the February 1996 Equity Offering and the October 1996 Equity Offering as of January 1, 1996.

                      FIRST INDUSTRIAL REALTY TRUST, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)






                                                                                                          Other
                                       First                      Pro Forma                            Acquisition
                                     Industrial      First       Adjustments                Other       Properties
                                       Realty       Highland        First                Acquisition    and Other
                                    Trust, Inc.    Properties      Highland               Properties    Pro Forma    Subtotal
                                    (Historical)   (Historical)   Properties             (Historical)  Adjustments    Carry
                                     Note 2 (a)     Note 2 (b)    Note 2 (c)   Subtotal    Note 2 (d)    Note 2 (e)   Forward
                                     ----------    -----------   -----------   --------    ----------    ----------   -------
REVENUES:
  Rental Income..................      $ 83,522     $ 8,366       $    ---     $ 91,888      $6,089        $   ---    $ 97,977
  Tenant Recoveries and
   Other Income..................        22,964       1,144            ---       24,108       1,088            ---      25,196
                                       --------     -------       --------     --------      ------        -------    --------
    Total Revenues...............       106,486       9,510            ---      115,996       7,177            ---     123,173
                                       --------     -------       --------     --------      ------        -------    --------

EXPENSES:
  Real Estate Taxes..............        16,998         911            ---       17,909       1,463            ---      19,372
  Repairs and Maintenance........         3,872         587            ---        4,459         317            ---       4,776
  Property Management............         3,539         459            ---        3,998         236            ---       4,234
  Utilities......................         2,060         810            ---        2,870         241            ---       3,111
  Insurance......................           903         117            ---        1,020         112            ---       1,132
  Other..........................           930         ---            ---          930          82            ---       1,012
  General and Administrative.....         3,135         ---            ---        3,135         ---            ---       3,135
  Interest Expense...............        28,591         ---          3,627       32,218         ---         (3,431)     28,787
  Amortization of Interest Rate
   Protection Agreements and
   Deferred Financing Costs......         4,438         ---            ---        4,438         ---            ---       4,438
  Depreciation and Other
   Amortization..................        22,264         ---          1,499       23,763         ---          1,175      24,938
  Disposition of Interest Rate
   Protection Agreement..........         6,410         ---            ---        6,410         ---            ---       6,410
                                       --------     -------       --------     --------      ------        -------    --------
    Total Expenses...............        93,140       2,884          5,126      101,150       2,451         (2,256)    101,345
                                       --------     -------       --------     --------      ------        -------    --------

Income Before Minority
  Interest.......................        13,346       6,626         (5,126)      14,846       4,726          2,256      21,828
Income Allocated to
  Minority Interest..............          (997)       (525)           406       (1,116)       (375)          (179)     (1,670)
                                       --------     -------       --------     --------      ------        -------    --------
Net Income.......................        12,349     $ 6,101       $ (4,720)    $ 13,730      $4,351        $ 2,077    $ 20,158
                                       --------     =======       ========     ========      ======        =======    ========
Preferred Stock Dividends                  (468)
                                       --------
Net Income Available to
  Common Shareholders............      $ 11,881
                                       ========
Net Income Per Weighted
  Average Common Share
  Outstanding (18,889,013 as of
  December 31, 1995).............      $   0.63
                                       ========
Pro Forma Net Income Per
  Weighted Average Common
  Share Outstanding
  (29,814,013 as of
  December 31, 1995, pro forma)

The accompanying notes are an integral part of the pro forma financial statement.

                      FIRST INDUSTRIAL REALTY TRUST, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                  1996
                                                Acquisition    Acquisition      Other
                                                 Properties     Properties    Pro Forma     First Industrial
                                    Subtotal    (Historical)   (Historical)  Adjustments   Realty Trust, Inc.
                                 Carry Forward   Note 2 (f)     Note 2 (g)    Note 2 (h)       Pro Forma
                                 -------------   ----------     ---------     ----------       ---------
REVENUES:
  Rental Income.................   $ 97,977        $ 4,128       $ 8,600      $   ---          $110,705

  Tenant Recoveries and
   Other Income.................     25,196            456         1,199          ---            26,851
                                  ---------        -------       -------      -------          --------
    Total Revenues..............    123,173          4,584         9,799          ---           137,556
                                  ---------        -------       -------      -------          --------

EXPENSES:
  Real Estate Taxes.............     19,372            706         1,587          ---            21,665
  Repairs and Maintenance.......      4,776            131           368          ---             5,275
  Property Management...........      4,234            149           403          ---             4,786
  Utilities.....................      3,111             43            31          ---             3,185
  Insurance.....................      1,132             63            87          ---             1,282
  Other.........................      1,012             57             8          ---             1,077
  General and Administrative....      3,135            ---           ---          ---             3,135
  Interest Expense..............     28,787            ---           ---        1,152            29,939
  Amortization of Interest Rate
   Protection Agreements and
   Deferred Financing Costs.....      4,438            ---           ---          ---             4,438
  Depreciation and Other
   Amortization.................     24,938            ---           ---        2,113            27,051
  Disposition of Interest Rate
   Protection Agreement.........      6,410            ---           ---          ---             6,410
                                  ---------        -------       -------      -------          --------
    Total Expenses..............    101,345          1,149         2,484        3,265           108,243
                                  ---------        -------       -------      -------          --------
Income Before Minority
  Interest......................     21,828          3,435         7,315       (3,265)           29,313
Income Allocated to
  Minority Interest.............     (1,670)          (272)         (580)         197            (2,325)
                                  ---------        -------       -------      -------          --------
Net Income......................   $ 20,158        $ 3,163       $ 6,735     $ (3,068)         $ 26,988
                                  =========        =======       =======      =======          ========
Preferred Stock Dividends                                                                          (468)
Net Income Available to                                                                        --------
  Common  Shareholders..........                                                               $ 26,520
                                                                                               ========
Pro Forma Net Income Per
  Weighted Average Common
  Share Outstanding
  (29,814,013 as of
  December 31, 1995, pro forma)                                                                $    .89
                                                                                               ========

The accompanying notes are an integral part of the pro forma financial statement.

                     FIRST INDUSTRIAL REALTY TRUST, INC.
                   NOTES TO PRO FORMA FINANCIAL STATEMENTS

1.           BASIS OF PRESENTATION.

     First Industrial Realty Trust, Inc. and its subsidiaries (the "Company") was organized in the state of Maryland on August 10, 1993. The Company is a real estate investment trust ("REIT") as defined in the Internal Revenue Code.

     The accompanying unaudited pro forma statement of operations for the Company reflect the historical operations of the Company for the period January 1, 1995 through December 31, 1995 and the acquisition of 28 properties (the "First Highland Properties") and 18 properties (the "Other Acquisition Properties") acquired by the Company between January 1, 1996 and April 10, 1996 which were reported on Form 8-K/A No. 1 dated March 20, 1996 . The unaudited pro forma statements of operations also include certain property acquisitions by the Company between April 11, 1996 and January 9, 1997 which are reported on this Form 8-K. The accompanying unaudited pro forma financial statements have been prepared based upon certain pro forma adjustments to the historical December 31, 1995 financial statements of the Company. The pro forma statements of operations for the twelve months ended December 31, 1995 have been prepared as if the properties acquired subsequent to December 31, 1995 and through December 31, 1996 had been acquired on either January 1, 1995 or the lease commencement date if the property was developed in 1995 (excluding properties developed in 1996) and as if the 5,175,000 shares of $.01 par value common stock issued on February 2, 1996 (the "February 1996 Equity Offering") and the 5,750,000 shares of $.01 par value common stock issued on October 25, 1995 (the "October 1996 Equity Offering") had been completed on January 1, 1995.


     The unaudited pro forma financial statements are not necessarily indicative of what the Company's results of operations would have been for the twelve months ended December 31 1995 had the properties been acquired as described above, nor do they purport to present the future results of operations of the Company.

2.           PRO FORMA ASSUMPTIONS AND ADJUSTMENTS - DECEMBER 31, 1995

 (a) The historical operations reflect the operations for the twelve months ended December 31, 1995 of the Company as reported on the Company's December 31, 1995 Form 10-K.

 (b) The historical operations reflect the operations for the twelve months ended December 31, 1995 of the First Highland Properties as if the properties had been acquired on January 1, 1995, except for properties which were developed for which operations are included beginning on the lease commencement date.

 (c) In connection with the First Highland Properties acquisition, the Company assumed two mortgage loans totaling $9.4 million (the "Assumed Indebtedness") and also entered into a new mortgage loan in the amount of $36.8 million (the "New Indebtedness"). The interest expense adjustment reflects interest on the Assumed Indebtedness and the New Indebtedness as if such indebtedness was outstanding beginning January 1, 1995.

     The depreciation and amortization adjustment reflects the charge for the First Highland Properties as if the acquisition occurred on January 1, 1995.

     Income allocated to minority interest reflects income attributable to Units in First Industrial, L.P. (the "Operating Partnership") owned by Unitholders other than the Company. The minority interest adjustment reflects a 7.9% minority interest throughout 1995. This adjustment reflects income allocated to Unitholders for units issued in connection with certain property acquisitions as if such units had been issued on January 1, 1995 and to reflect the completion of the February 1996 Equity Offering and the October 1996 Equity Offering as of January 1, 1995.

                      FIRST INDUSTRIAL REALTY TRUST, INC.
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS



 (d) The historical operations reflect the operations of the Other Acquisition Properties as if the properties had been acquired at January 1, 1995, except for properties which were developed for which operations are included beginning on the lease commencement date.

 (e) The interest expense adjustment reflects an increase in the acquisition facility borrowings (at the 30-day London Interbank Offered Rate ("LIBOR") plus 2%) for the assumed earlier purchase of the Other Acquisition Properties offset by the related interest savings related to the assumed repayment of $59.4 million of acquisition facility borrowings on January 1, 1995 from the proceeds of the February 1996 Equity Offering. The depreciation and amortization adjustment reflects the charge for the Other Acquisition Properties as if the acquisition occurred on January 1, 1995.

     Income allocated to minority interest reflects income attributable to Units in the Operating Partnership owned by Unitholders other than the Company. The minority interest adjustment reflects an 7.9% minority interest throughout 1995. This adjustment reflects the income to Unitholders for units issued in connection with certain property acquisitions as if such Units had been issued as of January 1, 1995 and to reflect the completion of the February 1996 Equity Offering and the October 1996 Equity Offering as of January 1, 1995.

 (f) The historical operations reflect the operations of the 14 properties acquired between April 11, 1996 and December 31, 1996 (the "Acquisition Properties"), for the twelve months ended December 31, 1995 as if the properties had been acquired on January 1, 1995.

 (g) The unaudited historical operations reflect the operations of the 43 properties acquired between April 11, 1996 and December 31, 1996 (the "1996 Acquisition Properties") for the twelve months ended December 31, 1995 as if the properties had been acquired at January 1, 1995.

 (h) The interest rate adjustment reflects an increase in the acquisition facility borrowings (at LIBOR plus 2% for borrowings under the Company's 1994 Acquisition Facility or LIBOR plus 1.1% for borrowings under the Company's 1996 Acquisition Facility) for the assumed earlier purchase of the Acquisition Properties and the 1996 Acquisition Properties.

     The depreciation and amortization adjustment reflects the charge for the Acquisition Properties and the 1996 Acquisition Properties as if the acquisition had occurred on January 1, 1995.

     Income allocated to minority interest reflects income attributable to Units in the Operating Partnership owned by Unitholders other than the Company. The minority interest adjustment reflects a 7.9% minority interest throughout 1995. This adjustment reflects income allocated to Unitholders for units issued in connection with certain property acquisitions as if the Units had been issued on January 1, 1995 and to reflect the completion of the February 1996 Equity Offering and the October 1996 Equity Offering as of January 1, 1995.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                   FIRST INDUSTRIAL REALTY TRUST, INC.





February 12, 1997  By:    /s/ Michael J. Havala
                        ----------------------------------------------------
                        Michael J. Havala
                        Chief Financial Officer
                        (Principal Financial and Accounting Officer)

                                 EXHIBIT INDEX





Exhibit No.  Description
-----------  ------------------------------------
   23        Consent of Coopers & Lybrand L.L.P.,
             Independent Accountants